Geron Corporation Provides 2026 Financial Guidance

2026 RYTELO® (imetelstat) net product revenue expected in the range of $220 to $240 million

2026 total operating expenses expected in the range of $230 to $240 million

Expected top-line growth and streamlined operations to support path toward building a sustainable hematology company

FOSTER CITY, CA – January 12, 2025 -- Geron Corporation (Nasdaq: GERN), a commercial stage biopharmaceutical company, aiming to change lives by changing the course of blood cancer, today announced 2026 financial guidance.

“Our priorities for 2026 are clear – driving RYTELO® commercial growth in the U.S., pursuing paths to bring RYTELO to LR-MDS markets outside the U.S., and advancing our Phase 3 IMpactMF trial,” said Harout Semerjian, President and Chief Executive Officer of Geron. “These priorities are supported by a focused commercial strategy, an expanding body of RYTELO scientific evidence and real-world experience, and a streamlined and energized Geron team. Together, these strengths are designed to drive deeper engagement across the hematology community and reinforce our conviction that we can deliver for eligible LR-MDS patients and build Geron into a leading, sustainable hematology company.”

“Our 2026 financial guidance reflects expected top-line growth alongside an anticipated reduction in operating spend year over year, reinforcing the strength of our balance sheet,” said Michelle Robertson, Chief Financial Officer. “We expect RYTELO net revenue growth to be driven by more focused HCP and patient targeting, with stronger performance in the second half of the year. Our anticipated 2026 total operating expense base reflects our recent strategic restructuring and is expected to support continued investment in RYTELO commercial strategy and clinical development priorities.”

2026 Financial Guidance
•RYTELO net product revenue expected in the range of $220 million to $240 million.
•Total operating expenses expected in the range of $230 million to $240 million.

Business Highlights
•Expanded the scientific body of evidence supporting the potential of RYTELO (imetelsat), a first-in-class telomerase inhibitor, in lower-risk myelodysplastic syndromes/Neoplasms (LR-MDS) at the 2025 American Society of Hematology (ASH) Annual Meeting, with an oral and poster presentations of new analyses from the Phase 3 IMerge trial reinforcing RYTELO as a differentiated treatment option.
•Implemented a strategic restructuring plan, from a position of strength, designed to streamline the Company and support the RYTELO commercial strategy and opportunistic innovation to create long-term value for patients and shareholders.
•Announced a first amendment to the existing 5-year senior secured term loan facility agreement with investment funds managed by Pharmakon Advisors, LP to extend the outside date for requesting the Tranche B Loan (an aggregate principal amount of $75 million) and the Tranche C Loan (an aggregate principal amount of $50 million, available upon reaching a specified trailing twelve-month RYTELO revenue milestone), from December 31, 2025 to July 30, 2026.

About RYTELO (imetelstat)
RYTELO is an oligonucleotide telomerase inhibitor approved in the U.S. for the treatment of adult patients with LR-MDS with transfusion-dependent anemia requiring four or more red blood cell units over eight weeks who have not responded to or have lost response to or are ineligible for erythropoiesis-stimulating agents (ESAs). It is indicated to be administered as an intravenous infusion over two hours every four weeks.

In addition, RYTELO is approved in the European Union as a monotherapy for the treatment of adult patients with transfusion-dependent anemia due to very low, low or intermediate risk myelodysplastic syndromes without an isolated deletion 5q cytogenetic (non-del 5q) abnormality and who had an unsatisfactory response to or are ineligible for erythropoietin-based therapy.

RYTELO is a first-in-class treatment that works by inhibiting telomerase enzymatic activity. Telomeres are protective caps at the end of chromosomes that naturally shorten each time a cell divides. In LR-MDS, abnormal bone marrow cells often express the enzyme telomerase, which rebuilds those telomeres, allowing for uncontrolled cell division. Developed and exclusively owned by Geron, RYTELO is the first and only telomerase inhibitor approved by the U.S. Food and Drug Administration and the European Commission.

Please see RYTELO (imetelstat) full Prescribing Information, including Medication Guide, available at https://pi.geron.com/products/US/pi/rytelo_pi.pdf.

About Geron
Geron is a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer. Our first-in-class telomerase inhibitor RYTELO (imetelstat) is approved in the United States and the European Union for the treatment of certain adult patients with LR-MDS with transfusion-dependent anemia. We are also conducting a pivotal Phase 3 clinical trial of imetelstat in JAK-inhibitor R/R MF, as well as studies in other hematologic malignancies. Inhibiting telomerase activity, which is increased in malignant stem and progenitor cells in the bone marrow, aims to potentially reduce proliferation and induce death of malignant cells. To learn more, visit www.geron.com or LinkedIn.

Use of Forward-Looking Statements
Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) Geron’s expectations and guidance regarding net product revenue and operating expenses for 2026; (ii) Geron’s beliefs, assumptions and expectations regarding its ability to achieve top-line growth and streamlined operations and its ability to build a sustainable hematology company; (iii) Geron’s beliefs and expectations regarding the strength of its commercial strategy, the body of RYTELO scientific evidence and real-world experience, and its internal team, and the extent to which the foregoing can drive deeper engagement across the hematology community and achieves its priorities for 2026; (iv) Geron’s beliefs and expectations regarding its ability to deliver for eligible lower-risk MDS patients, invest behind its commercial strategy and build Geron into a leading force in hematology; (v) Geron’s beliefs and assumptions regarding the extent to which more focused HCP and patient targeting and stronger performance in the second half of the year will drive net revenue growth; (vi) Geron’s beliefs and expectations regarding its ability to reduce its operating expenses, including as a result of the recent strategic restructuring, and the extent to which such reduction will support continued investment in RYTELO commercial strategy and clinical development priorities; (vii) Geron’s beliefs and expectations regarding the extent to which the recent strategic restructuring will support the RYTELO commercial strategy and opportunistic innovation to create long-term value for patients and shareholders; (viii) Geron’s priorities of driving RYTELO commercial growth in the U.S., pursuing paths to bring RYTELO to LR-MDS markets outside the U.S., and advancing its Phase 3 IMpactMF trial; (ix) Geron’s ability to draw the Tranche B and Tranche C loans under its senior secured term loan facility agreement; and (x) other statements that are not historical facts, constitute forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether Geron is successful in commercializing RYTELO (imetelstat) for the treatment of certain patients with lower-risk MDS with transfusion dependent anemia and achieves market acceptance across the breadth of the eligible patient segments in RYTELO’s approved indication; (b) whether the FDA and European Commission will approve imetelstat for other indications on the timelines expected, or at all; (c) Geron’s plans to commercialize RYTELO in the European Union, or EU, and risks related to operating outside of the U.S.; (d) Geron’s future opportunities and plans, including the uncertainty of future revenues, expenses and other financial performance and results, and the related risk Geron may be unable to meet its 2026 financial guidance; (e) whether Geron overcomes potential delays and other adverse impacts that may be caused by enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to have the financial resources for and meet expected timelines and planned milestones; (f) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (g) whether any future safety or efficacy results of RYTELO treatment cause its benefit-risk profile to become unacceptable; (h) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (i) whether Geron meets its post-marketing requirements and commitments for RYTELO; (j) whether there are failures or delays in manufacturing or supplying sufficient quantities of RYTELO (imetelstat) or other clinical trial materials that impact commercialization of RYTELO or the continuation of clinical trials; (k) that the projected timing for the interim and final analyses of the Phase 3 IMpactMF trial in R/R MF may vary depending on actual death rates in the trial; (l) whether Geron will be able to satisfy the conditions to the funding of the Tranche B and Tranche C loans under its senior secured term loan facility agreement and whether Geron stays in compliance with, maintains and satisfies its obligations under its debt and synthetic royalty financing agreements; and (m) whether Geron successfully completes its restructuring plan, manages the changes in its workforce, and realizes expected operating expense savings. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, and subsequent filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

CONTACT:
Dawn Schottlandt
Senior Vice President, Investor Relations and Corporate Affairs
dschottlandt@geron.com

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